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                       EXHIBIT 11- EDGAR EXHIBIT 99.B11

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Real Return Bond Fund Institutional Prospectus, the Real Return Bond Fund Retail Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 10, 1996, relating to the financial statements and financial highlights appearing in the March 31, 1996 Annual Report to Shareholders of the PIMCO Funds: Pacific Investment Management Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us as "Accountants" on the back page of each Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                  /s/ PRICE WATERHOUSE LLP
                                                  ------------------------
                                                  Price Waterhouse LLP


Kansas City, Missouri
November 21, 1996